CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Xstream Mobile Solutoins Corp. for the quarter ended December 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-Q of Xstream Mobile Solutions Corp. for the quarter ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, fairly presents in all material respects, the financial condition and results of operations of Xstream Mobile Solutions Corp..

By:	/s/ Michael See
Name:	Michael See
Title:	Principal Executive Officer and Director
Date:	May 20, 2009
By:	/s/ Joseph Johns, III
Name:	Joseph Johns, III
Title:	Principal Financial Officer
Date:	May 20, 2009